NON-COMPETITION AND NON-SOLICITATION AGREEMENT
THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (the “Agreement”) is made and entered into by and between April Anthony (the “Seller”), on the one hand, and HealthSouth Corporation, a Delaware corporation (the “Parent”) and HealthSouth Home Health Corporation, a Delaware corporation, (the “Buyer”), on the other, effective as of the Closing Date, as defined in the Stock Purchase Agreement dated as of November 23, 2014 by and among the Sellers’ Representative (on behalf of the Seller), the Parent, the Buyer, EHHI Holdings, Inc., a Delaware corporation (the “Company”) and the other parties thereto (the “Purchase Agreement”). Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

WHEREAS, pursuant to the Purchase Agreement, certain Shareholders, including the Seller, wish to contribute certain of their Shares to HealthSouth Home Health Holdings, Inc., a Delaware corporation and a newly formed wholly owned subsidiary of the Parent (“HHHH”), in exchange for shares of common stock or other equity securities of HHHH of equal value pursuant to a Rollover Stock Agreement (the “Rollover”);

WHEREAS, immediately following the Rollover, the Shareholders, including the Seller, desire to sell and transfer to the Buyer (a subsidiary of HHHH) all of the Shares not contributed in the Rollover pursuant to the terms and conditions of the Purchase Agreement;

WHEREAS, in order to assure that the Buyer receives and retains the full value of the business rights in the Acquired Companies acquired pursuant to the Purchase Agreement, the parties desire to set forth in this Agreement certain agreed-upon restrictions on the Seller’s activities; and

WHEREAS, the Seller’s agreement to the restrictions on the Seller’s post-Closing activities contained herein is a material condition of the Buyer’s willingness to enter into the Purchase Agreement and the Rollover Stock Agreement and to consummate the Contemplated Transactions.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions and conditions set forth in this Agreement, the parties hereby agree as follows:

1.    Non-Competition. The Seller agrees that, for a period of five (5) years after the Closing (the “Restriction Period”), the Seller shall not, directly or indirectly, and shall not permit any of the Seller’s controlled Affiliates to, directly or indirectly, either for the Seller or any other Person, engage in, own, operate, manage, control, invest in or participate in any manner, act as a consultant or advisor to, render services for (alone or in association with any Person), or otherwise assist in any manner any Person that engages in or owns, operates, manages, controls, invests in or participates in, the business of (i) providing home healthcare or hospice services

(the “Restricted Services”) or (ii) acquiring companies which provide the Restricted Services (the business of (i) or (ii), a “Competing Business”) anywhere in the United States (the “Restricted Area”); provided that ownership of five percent (5%) or less of any class of securities of a company whose securities are registered under the Securities Exchange Act of 1934, as amended, and listed on any national security exchange shall not be deemed, by itself, to constitute engagement in, ownership, operation, management, control, investment in or participation in a Competing Business. Notwithstanding the foregoing, in the event that the Seller’s employment with the Company is terminated without Cause or for Good Reason (as such terms are defined in the Amended and Restated Senior Management Agreement by and among the Seller, the Company and the other parties thereto, dated as of the date hereof), then (x) the Restricted Services shall include only those home healthcare or hospice services that are provided by the Acquired Companies as of the date of such Seller’s termination of employment and (y) the Restricted Area shall be reduced to include only those geographic areas where the
Acquired Companies conduct the Competing Business as of the date of such Seller’s termination of employment. For the avoidance of doubt, nothing in this Agreement shall prevent the Seller from (a) fulfilling the Seller’s obligations under the Memorandum of Agreement by and between Homecare Homebase, LLC (“HCHB”) and the Seller dated November 25, 2013 or (b) otherwise performing her duties and responsibilities for HCHB, consistent with the nature and scope of such duties and responsibilities immediately prior to the Closing Date.

2.    Non-Solicitation. The Seller agrees that, during the Restriction Period, the Seller shall not, and shall not permit any of the Seller’s controlled Affiliates to, directly or indirectly, engage, recruit or solicit for employment or engagement, offer employment to, hire, or enter into any independent contractor relationship with, or otherwise seek to influence any relationship with, without the prior written consent of the Buyer, any employee of any Acquired Company as of the Closing Date; provided, however, that the foregoing restriction shall not prohibit (i) any public advertisement or posting or other form of general solicitation that is not directed at any or all of such employees and/or hiring any such individuals who respond to such general solicitations, (ii) any solicitation, engagement, employment or hiring of, or offer to, any Person who, at the time of such solicitation, engagement, employment, hiring or offer has involuntarily had his or her employment terminated by the Company or any of its Subsidiaries, or (iii) any solicitation, engagement, employment or hiring of, or offer to, any Person whose employment with the Company or any of its Subsidiaries terminated for any reason at least six (6) months prior to engaging in any such discussions. The Seller agrees that, during the Restriction Period, the Seller shall not, and shall not permit any of the Seller’s controlled Affiliates to, directly or indirectly, without the prior written consent of the Buyer (A) induce any Person which is a customer of any of the Company or its Subsidiaries as of the Closing Date to patronize any Competing Business or (B) request or advise any Person who is a customer or vendor of the Company or any of its Subsidiaries as of the Closing Date to reduce, curtail or cancel any such customer’s or vendor’s business with the Company or any of its Subsidiaries which is a Subsidiary as of the Closing Date.

3.    Confidentiality. During the Restriction Period, the Seller shall, and shall cause each of the Seller’s controlled Affiliates and Representatives, to, keep secret and retain in strictest confidence, and shall not, and shall not allow any controlled Affiliate or Representative to, without the prior written consent of the Buyer, furnish, make available or disclose to any third party, any information relating to the business or affairs of the Company or any of its Subsidiaries, including information relating to financial statements, client or customer identities, potential clients or customers, employees, suppliers, servicing methods, equipment, programs, strategies and information, analyses, profit margins or other proprietary information (collectively, “Confidential Information”), other than any such Confidential Information which is in the public domain or becomes generally known in the public domain through no wrongful act on the part of the Seller, or any of the Seller’s respective controlled Affiliates or Representatives. Notwithstanding the foregoing restrictions of this Section 3, in the event that the Seller, or any of the Seller’s controlled Affiliates or Representatives, is requested or required by applicable Legal Requirements, regulation, stock exchange rule or legal process (including pursuant to written or oral question or request for information or documents in any legal proceeding, interrogatory, subpoena or civil investigative demand) to disclose any Confidential Information, the Seller (if and to the extent permitted by applicable Legal Requirements) shall notify the Buyer promptly of the request or requirement so that the Buyer may seek (at its sole cost) an appropriate protective order or waive compliance with the provisions of this Section 3. In the absence of a protective order or the receipt of a waiver hereunder, such Person may disclose the Confidential
Information as so requested or required; provided, however, that such Person shall reasonably cooperate with the Buyer if the Buyer seeks to obtain (at the Buyer’s sole cost) an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

4.    Enforcement of Covenants. The Seller acknowledges that the periods of restriction, the geographical areas of restriction and the restraints imposed by the provisions of Section 1, Section 2 and Section 3 are fair and reasonably required for the protection of the Buyer. If in the final judgment of a court of competent jurisdiction, any term or provision of Section 1, Section 2 or Section 3 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable against the parties as so modified. The Seller agrees and acknowledges that money damages would not be an adequate remedy for breach of the provisions of Section 1, Section 2 and Section 3.

5.    Assignment. Neither the Buyer nor the Seller may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other. This Agreement shall inure to the benefit of and be binding upon the Buyer and the Seller, their respective successors, executors, administrators, heirs and permitted assigns.

6.    Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

7.    Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.
8.    Notices. All notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Agreement must be delivered in accordance with Section 11.1 of the Purchase Agreement.

Notices to the Seller shall be sent to:

April Anthony
3606 Princeton Avenue
Dallas, Texas 75205
Notices to the Buyer shall be sent to: HealthSouth Home Health Corporation
c/o HealthSouth Corporation
3660 Grandview Parkway, Suite 200
Birmingham, Alabama 35243
Facsimile number: (205) 262-3948
Attention: Douglas E. Coltharp and John P. Whittington

9.    Amendment. This Agreement may be amended or modified only by a written instrument signed by the Seller and by an expressly authorized representative of the Buyer.

10.    Headings. The headings and captions in this Agreement are for convenience only, and in no way define or describe the scope or content of any provision of this Agreement.

11.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

12.    Governing Law. This Agreement, and all claims arising in whole or in part out of, related to, based upon, or in connection herewith or the subject matter hereof will be governed by, construed and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

13.    Jurisdiction. Each party to this Agreement, by its execution hereof, hereby irrevocably (a) submits to the exclusive jurisdiction of the Delaware Court of Chancery (or if, but only if, the Delaware Court of Chancery declines to accept jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware) for the
purpose of any and all Actions arising in whole or in part out of, related to, based upon or in connection with this Agreement or the subject matter hereof, (b) waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of improper venue or forum non conveniens, should be transferred to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or any claims arising in whole or in part out of, related to, based upon, or in connection herewith or the subject matter hereof may not be enforced in or by such court, (c) agrees not to commence any such Action other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action to any court other than one of the above-named courts (subject in each case to clause (a) of this sentence) whether on the grounds of inconvenient forum or otherwise, (d) consents to service of process in any such Action in any manner permitted by the laws of the State of Delaware, (e) agrees that service of process made in accordance with clause (d) or made pursuant to Section 8 of this Agreement will constitute good and valid service of process in any such Action, and (f) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such Action any claim that service of process made in accordance with clause (d) or clause (e) does not constitute good and valid service of process. Notwithstanding the immediately preceding sentence, a party may commence an Action in any other court to enforce an order or judgment issued by one of the courts described in the immediately preceding sentence.

[Signature page follows immediately.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date indicated above.

Seller:
/s/ April Anthony
Name: April Anthony

[Signature Page to Non-Competition and Non-Solicitation Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date indicated above.

Parent:
HEALTHSOUTH CORPORATION

By: /s/ Douglas E. Coltharp
Name: Douglas E. Coltharp
Title: Executive Vice President and Chief
Financial Officer

[Signature Page to Non-Competition and Non-Solicitation Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date indicated above.

Buyer:
HEALTHSOUTH HOME HEALTH CORPORATION

By: /s/ Douglas E. Coltharp
Name: Douglas E. Coltharp
Title: Vice President

[Signature Page to Non-Competition and Non-Solicitation Agreement]